                                                              EXHIBIT (8)(t)(ii)

                AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") dated October 2, 2000, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors, Inc. ("Distributor"), a Colorado corporation, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of October 1, 2001.

                                 AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2.  All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



AMERICAN GENERAL LIFE                    JANUS DISTRIBUTORS, INC.
INSURANCE COMPANY


By:                                      By:
   -----------------------------            -------------------------
   Name:                                    Name:  Bonnie M. Howe
   Title:                                   Title: Vice President


JANUS ASPEN SERIES


By:
   -----------------------------
   Name:  Bonnie M. Howe
   Title: Vice President
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                                  Schedule A

                  Separate Accounts and Associated Contracts
                            (As of October 1, 2001)

Name of Separate Account and Date        Contracts Funded
Established by the Board of Directors.   By Separate Account
--------------------------------------   -------------------

American General Life Insurance Company Platinum Investor Variable Annuity Separate Account D

American General Life Insurance Company  Platinum Investor I & Platinum
Separate Account VL-R                    Investor II VUL
                                         Platinum Investor III VUL
                                         Platinum Investor Survivor VUL
                                         Platinum Investor Survivor II VUL
                                         Corporate America - Variable VUL